UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2018

GOPHER PROTOCOL INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-54530	27-0603137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (zip code)

424-238-4589

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 12, 2018, Gopher Protocol Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Gopher Protocol Costa Rica, S.R.L. (“Gopher CR”), a partially owned subsidiary of the Company, GBT Technologies, S.A. (“GBT”) and Tokenize-IT, S.A. (“Tokenize”). The LOI contemplates the acquisition of Tokenize by Gopher CR and the issuance of 20 million shares of common stock of the Company (the “GOPH Shares”) to Tokenize. Concurrent with the acquisition, Tokenize will enter into a joint venture agreement with GBT pursuant to which Tokenize will transfer and assign the GOPH Shares to GBT and issue equity securities of Tokenize providing GBT with 50% equity ownership in Tokenize with the balance owned by Gopher CR in consideration of GBT providing Tokenize with access to its currency trading platform that is a fully licensed and Central Bank regulated “Currency Exchange” in Costa Rica.

No assurance can be given that a definitive agreement will be entered into,that the appropriate governing bodies including the Company’s board of directors will approve such transactions,that the proposed transactions contemplated above will be consummated, or that Tokenize will be able to obtain adequate funds needed to fund its business plan.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item	9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Letter of Intent between Gopher Protocol, Inc., Gopher Protocol Costa Rica, S.R.L., GBT Technologies, S.A. and Tokenize-IT, S.A. dated June 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gopher Protocol Inc.

By:	/s/ Mansour Khatib
Name: Mansour Khatib
Title: Chief Executive Officer

Date: June 13, 2018